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                                ESCROW AGREEMENT

This Escrow Agreement (the "Agreement"), dated as of November 17, 1999, by and among The Chronicle Publishing Company, a Nevada Corporation (the "Seller"), Benedek Broadcasting Corporation, a Delaware corporation (the "Purchaser"), and Allfirst Bank, as Escrow Agent (the "Escrow Agent").

The Purchaser and the Seller have entered into an Asset Purchase Agreement (the "Purchase Agreement") dated as of November 17, 1999 for the sale by the Seller to the Purchaser of certain assets which it uses to conduct the operations of television stations WOWT-TV, Omaha, Nebraska, KAKE-TV, Wichita, Kansas, KUPK-TV, Garden City, Kansas, and KLBY-TV Colby, Kansas. Pursuant to the Purchase Agreement, Purchaser is required on this date to deposit Ten Million Dollars ($10,000,000) in escrow to secure its obligations under the Purchase Agreement. The Purchaser and the Seller desire that the Escrow Agent hold these funds as provided in this Agreement and the Purchase Agreement.

Accordingly, in consideration of the mutual covenants contained herein the parties, intending to be legally bound, hereby agree as follows:

     1. Receipt of Escrow Deposit. By its signature below, Escrow Agent acknowledges receipt of Ten Million Dollars ($10,000,000) (the "Escrow Deposit") from the Purchaser.

     2. Investment of Escrow Deposit. The Escrow Deposit shall be invested by Escrow Agent in (i) direct obligations of the United States of America maturing within 90 days of the date of acquisition thereof, (ii) certificates of deposit maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating in excess of $500 million, or (iii) in commercial paper given the highest rating by two established national credit rating agencies and maturing not more than 90 days from the date of acquisition thereof, as may be directed by the Purchaser. All interest earned on the Escrow Deposit shall become part of the Escrow Deposit, set aside and paid upon the termination of this Agreement. The Escrow Agent shall determine the aggregate amount of interest and other income earned on the Escrow Deposit (the "Interest Amount"). The Interest Amount shall be income of the Purchaser and the Purchaser shall be responsible for all taxes, including interest, penalties and additions to tax payable with respect to such income.

     3. Disbursement of Escrow Deposit. Escrow Agent shall release the Escrow Deposit within forty-eight (48) hours of receipt of (a) written instructions jointly executed by the Seller and the Purchaser or (b) a final order of a court of competent jurisdiction directing release of the funds in accordance with such order. An order shall be deemed "final" when, by a lapse of time or otherwise, it is no longer subject to administrative or judicial reconsideration or review. Escrow Agent shall be authorized to act on any document believed to be genuine and to be signed by the proper party or parties, and will incur no liability in so acting. In the event of any disagreement or presentation of adverse claims or demands in connection with the Escrow






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Deposit, Escrow Agent may act as stake-holder and deposit the item in dispute with the registry of the court having jurisdiction over the dispute.

     4. Indemnity. The Seller and the Purchaser agree to indemnify and hold Escrow Agent harmless against any loss, claim, damage, liability, or expense incurred in connection with any action, suit, proceeding, claim or alleged liability arising from this Agreement; provided, however, that Escrow Agent shall not be so indemnified or held harmless for its gross negligence or acts in bad faith by it or any of its agents or employees, nor for its breach of this Agreement.

     5. Expenses. All expenses incurred by Escrow Agent in the administration of this Agreement, including reasonable legal costs incurred by Escrow Agent, shall be paid by the Purchaser. Any expenses incurred by the Purchaser or the Seller in connection with this Agreement shall be borne by the parties incurring the expenses. If there arises a dispute concerning a party's entitlement to some or all of the Escrow Deposit, the prevailing party shall be entitled to recover its reasonable costs (including reasonable attorneys' fees) incurred in connection with such dispute.

     6. Notices. Any notice, report, demand, waiver, consent, and other communications pertaining to this Agreement shall be in writing and shall be given by hand delivery, by prepaid registered or certified mail, with return receipt requested, by an established national overnight courier providing proof of delivery for next business day delivery, or by telecopy, addressed as follows:

          if to the Purchaser, to:           with copies to:
          ------------------------           ---------------
          Benedek Broadcasting Corporation   Shack & Siegel, P.C.
          100 Park Avenue                    530 Fifth Avenue
          Rockford, Illinois  61101          New York, New York  10036
          Facsimile: (815) 987-5335          Facsimile: (212) 730-1964
          Attention: K. James Yager          Attention: Paul S. Goodman, Esq.

          if to the Seller, to:              with copies to:
          ------------------------           ---------------
          The Chronicle Publishing Company   Latham & Watkins
          901 Mission Street                 135 Commonwealth Drive
          San Francisco, California  94103   Menlo Park, California  94025
          Facsimile:  (415) 495-5057         Facsimile:  (650) 463-2600
          Attention:  W. Ronald Ingram       Attention:  Peter F. Kerman
                                                         Kimberly Wilkinson




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              if to the Escrow Agent, to:
              ---------------------------
              Allfirst Bank
              Capital Markets
              Homer Building
              601 13th Street N.W.
              Suite 1000 N
              Washington, D.C. 20005
              Facsimile:  (202) 434-7032
              Attention: John Wise, Vice President

The date of any such notice and service thereof shall be deemed to be: (i) the day of delivery if hand delivered or delivered by overnight courier; (ii) the day of delivery as indicated on the return receipt if dispatched by mail, or
(iii) the date of telecopy transmission as indicated on the telecopier transmission report provided that any telecopy transmission shall not be effective unless a paper copy is sent by overnight courier on the date of the telecopy transmission. Any party may change its address for the purpose of notice by giving of such change in accordance with the provisions of this Section.

     7. Duties of Escrow Agent. The duties and responsibilities of Escrow Agent shall be limited to those expressly set forth herein.

     8. Assignment. The Purchaser and the Seller may assign their rights under this Agreement to the same extent they are permitted to assign their rights and obligations under the Purchase Agreement.

     9. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     10. Counterparts. This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

     11. Governing Law. This Agreement will be governed by and construed and interpreted in accordance with the substantive laws of the State of California, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction.

     12. Miscellaneous. This Agreement shall bind and inure to the benefit of the parties hereto and their respective, heirs, personal representatives, successors and permitted assigns.






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     To evidence their agreement, the parties have caused this Escrow Agreement to be executed on the date first written above.

                                 THE CHRONICLE PUBLISHING COMPANY

                                 By:  /s/ W. Ronald Ingram
                                     ----------------------------
                                 Name:  W. Ronald Ingram
                                 Title: Secretary

                                 BENEDEK BROADCASTING CORPORATION

                                 By:  /s/ A. Richard Benedek
                                     ----------------------------
                                 Name:  A. Richard Benedek
                                 Title: Chairman and Chief Executive Officer

                                 ALLFIRST BANK

                                 By:   /s/ John G. Wise
                                     ----------------------------
                                 Name:  John G. Wise
                                 Title: Vice President